Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
For Tender of Ordinary Shares
of
OPTIBASE LTD.
Pursuant to the Offer to Purchase dated December 1, 2021
by
THE CAPRI FAMILY FOUNDATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 10:00 A.M., NEW YORK TIME, OR 5:00 P.M., ISRAEL TIME, ON DECEMBER 30, 2021, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing ordinary shares, par value NIS 0.65 per share (the “Shares”), of Optibase Ltd. are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the expiration of the Offer or (iii) time will not permit all required documents to reach American Stock Transfer & Trust Company, LLC (the “U.S. Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by overnight courier or mailed to the U.S. Depositary. See Section 11 of the Offer to Purchase (as defined below).

The U.S. Depositary for the Offer is:

By Mail: American Stock Transfer & Trust Company, LLC Attention: Corporate Actions Department 6201 15th Avenue Brooklyn, NY 11219	By Overnight Courier: American Stock Transfer & Trust Company, LLC Attention: Corporate Actions Department 6201 15th Avenue Brooklyn, NY 11219

FACSIMILE: (718) 234-5001
CONFIRM: (877) 248-6417

The above number is for confirmation of facsimiles only. Do NOT call this number for questions on the Offer. All questions on the Offer should be directed to the Information Agent listed in the Offer to Purchase.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the U.S. Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in Section 11 of the Offer to Purchase) and certificates for Shares (or Book-Entry Confirmation, as defined in Section 11 of the Offer to Purchase) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to The Capri Family Foundation, a foundation organized under the laws of the Republic of Panama, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 1, 2021 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of Shares specified below, pursuant to the guaranteed delivery procedure set forth in Section 11 of the Offer to Purchase.

Number of Shares and Certificate No(s) (if available)

☐ Check here if Shares will be tendered by book-entry transfer.
Name of Tendering Institution:

DTC Account Number:

Dated:

Name(s) of Record Holder(s):

(Please type or print)

Address(es):
(Zip Code)

Area Code and Tel. No.
(Daytime telephone number)
Signature(s):

Notice of Guaranteed Delivery

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (ii) within TWO (2) Nasdaq trading days after the date hereof, (A) guarantees delivery to the U.S. Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal or (B) guarantees a Book-Entry Confirmation of the Shares tendered hereby into the Depositary’s account at The Depositary Trust Company (pursuant to the procedures set forth in Section 11 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal, or an Agent’s Message (defined in Section 11 of the Offer to Purchase) in lieu of such Letter of Transmittal, and any other documents required by the Letter of Transmittal.

Name of Firm:
Address:

(Zip Code)
Area Code and Telephone No.:

(Authorized Signature)
Name:
(Please type or print)
Title:
Date:

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.